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                                                                    EXHIBIT 3.11

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 06:56 PM 09/22/2004
                                                     FILED 06:04 PM 09/22/2004
                                                   SRV 040687009 - 3855485 FILE

                            CERTIFICATE OF FORMATION
                                       OF
                           LIMITED LIABILITY COMPANY

      FIRST. The name of the limited liability company is: M.G. Digital, LLC

      SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington, 19808. The name of its Registered Agent at such address is Corporation Service Company.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of M.G. Digital, LLC this 22nd day of September, 2004.

      NAME: S. Page Todd
            --------------------
      S. Page Todd
      Authorized Person

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                          CERTIFICATE OF INCORPORATION

      FIRST: The name of this corporation shall be: M.G. Digital, Inc.

      SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is Corporation Service Company.

      THIRD: The purpose or purposes of the corporation shall be:

                  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: The total number of shares of stock which this corporation is authorized to issue is: One-thousand (1,000) shares of common stock with $1.00 par value

      FIFTH: The name and address of the incorporator is as follows:

                                 Brandon Laramore
                                 2711 Centerville Road
                                 Suite 400
                                 Wilmington, Delaware 19808

      SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws.

      SEVENTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Seventh shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

      IN WITNESS WHEREOF, the undersigned, being the incorporator herein before named, has executed signed and acknowledged this certificate of incorporation.

Date: September 16, 2004

                                                    /s/ Brandon Laramore
                                                    ---------------------------
                                                    Name: Brandon Laramore
                                                    Incorporator

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 11:03 AM 09/16/2004
  FILED 09:25 AM 09/16/2004
SRV 040669767 - 3855485 FILE             DE BC D-: CERTIFICATE OF INCORPORATION
                                         - SHORT SPECIMEN 09/00-1 (DESHORT)



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                                                         State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                   Delivered 06:56 PM 09/22/2004
                                                     FILED 06:04 PM 09/22/2004
                                                   SRV 040687009 - 3855485 FILE

                                STATE OF DELAWARE
                            CERTIFICATE OF CONVERSION
                              FROM A CORPORATION TO
                           A LIMITED LIABILITY COMPANY
                              PURSUANT TO SECTION
                           266 OF THE DELAWARE GENERAL
                                CORPORATION LAW.

1.) The name of the corporation immediately prior to filing this Certificate is M.G. Digital, Inc.

2.) The date the Certificate of Incorporation was filed on is September 16, 2004.

3.) The original name of the corporation as set forth in the Certificate of Incorporation is M.G. Digital, Inc.

4.) The name of the limited liability company as set forth in the formation is M.G. Digital, LLC.

5.) The conversion has been approved in accordance with the provisions of
Section 266.

                                                 By: /s/ S. Page Todd
                                                    ----------------------------
                                                        Authorized Officer

                                               Name: S. Page Todd
                                                     ---------------------------
                                                     Print or Type Signature